UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant  ☐

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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Dear Boston Capital Tax Credit Fund IV L.P. Investor:

If you received this postcard you have NOT submitted your consent to the proposed amendment to amend the Agreement of Limited Partnership of Boston Capital Tax Credit Fund IV Limited Partnership (the “Partnership”). A Consent Solicitation Statement and accompanying information regarding the proposed amendment to the Partnership’s Agreement of Limited Partnership were sent to you on or about September 21, 2016.

FAILURE TO VOTE IN FAVOR OF THE AMENDMENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENT.

IF THE AMENDMENT IS NOT APPROVED THE GENERAL PARTNER WILL BE FORCED TO MAKE MULTIPLE SOLICITATIONS TO THE VARIOUS SERIES TO SELL THE FINAL ASSET (PROPERTY) OF EACH SERIES WHICH WILL LIKELY RESULT IN GREATER EXPENSE TO THE PARTNERSHIP AND LIKELY EXTEND THE DURATION OF THE PARTNERSHIP, WHICH MAY RESULT IN ADDITIONAL YEARS OF K-1 FILINGS FOR YOU UNTIL CONSENT IS RECEIVED TO SELL THE FINAL ASSET OF ANY ONE SERIES.

To place your vote we recommend you call the live operator at AST Fund Solutions at 800-761-6532, fax your consent form to 201-438-0292, vote by phone at 888-227-9349 or via the internet at http://www.proxyonline.com. To vote by phone or internet you will need the unique control number printed on the proxy card. If you do not have the unique control number provided in the original materials, please call the live operator number at 800-761-6532. For a complete set of voting instructions please see the “Voting Procedures” section of the Consent Solicitation Statement or call Boston Capital Investor Services toll free at 800-955-2733.

Investor Services for Boston Capital One Boston Place Boston, MA 02108-4406 Phone: 800-955-2733 Fax: 617-624-8999